Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81610, 333-66128, 333-63364 and 333-56588) and Form S-8 (Nos. 333-43550 and 333-51928) of Newtek Capital, Inc. (now Newtek Business Services, Inc.) of our report dated February 25, 2003 relating to the consolidated financial statements of Comcap Holdings Corp. and subsidiaries, which appear in Newtek Business Services, Inc.’s Current Report on Form 8-K/A dated March 17, 2003.

PricewaterhouseCoopers LLP

New York, New York
March 17, 2003